Section 906 Certification

EXHIBIT 32.1

CERTIFICATION

      In connection with the Annual Report of Pharmion Corporation (the “Company”) on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Patrick J. Mahaffy, the Chief Executive Officer of Pharmion Corporation. (the “Company”), and Erle T. Mast, the Chief Financial Officer of the Company, each hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ PATRICK J. MAHAFFY Patrick J. Mahaffy Chief Executive Officer (Principal Executive Officer)	/s/ ERLE T. MAST Erle T. Mast Chief Financial Officer (Principal Financial Officer)

Dated: March 25, 2004	Dated: March 25, 2004